Exhibit 99.1
SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FOURTH QUARTER 2019 FINANCIAL RESULTS AND
OUTLOOK FOR 2020
Conference call on Tuesday, February 18, 2020, at 8:00 a.m. Central Time.
Fourth Quarter Highlights

•	GAAP earnings per share were $0.79.

•	Adjusted earnings per share grew $0.06, or 11%, over prior year quarter to $0.60.

•	Comparable funeral gross profit grew 10% on a 5% increase in revenue.

•	Comparable funeral and cemetery preneed sales production increased by 12.1% and 5.2%, respectively, compared to the prior year quarter.

HOUSTON, Texas, February 17, 2020 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2019. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$850.8	$820.8	$3,230.8	$3,190.2
Operating income	$240.9	$172.7	$666.6	$630.7
Net income attributable to common stockholders	$147.2	$193.0	$369.6	$447.2
Diluted earnings per share	$0.79	$1.04	$1.99	$2.39
Earnings excluding special items (1)	$111.3	$99.6	$352.9	$335.2
Diluted earnings per share excluding special items (1)	$0.60	$0.54	$1.90	$1.79
Diluted weighted average shares outstanding	185.2	185.7	185.5	187.0
Net cash provided by operating activities	$156.6	$163.5	$628.8	$615.8
Net cash provided by operating activities excluding special items (1)	$156.6	$163.5	$635.2	$610.2

(1)
Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures”.

Quarterly Summary

•
Diluted earnings per share were $0.79 in the fourth quarter of 2019 compared to $1.04 in the fourth quarter of 2018. The current period was impacted by a $48.1 million gain on divestitures. The fourth quarter of 2018 benefited from tax related items. Diluted earnings per share excluding special items was $0.60 in the fourth quarter of 2019 compared to $0.54 in the fourth quarter of 2018. This 11.1% increase resulted from growth in our funeral segment profits coupled with reductions in corporate general and administrative expenses that were partially offset by a slight decline in cemetery profits and a higher adjusted effective tax rate,

•
Net cash provided by operating activities declined to $156.6 million in the fourth quarter of 2019 compared to $163.5 million in the fourth quarter of 2018 as increases in operating results were offset by expected higher cash taxes and the timing of cash interest payments.

•
During the fourth quarter, we returned $110.2 million to shareholders through share repurchases and dividends and deployed $48.2 million of capital to accretive acquisitions and the construction of new funeral service locations. For the full year 2019, we returned $261.0 million to shareholders through share repurchases and dividends and spent $142.6 million on accretive acquisitions, land for new cemeteries, and the construction of new funeral service locations.

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Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on the fourth quarter of 2019:

"We ended the year with a strong operating performance from our funeral businesses for the fourth quarter, which contributed to an impressive 11% growth in adjusted earnings per share. Revenue and profit growth in our funeral segment was somewhat offset by the timing of revenue recognition from cemetery sales production for the fourth quarter. Comparable funeral and cemetery preneed sales production increased by over 8% on a combined basis compared to the prior year quarter. These results are all made possible by our greatest asset, our 25,000 associates. Their hard work, dedication, and focus on our client families are what makes this company so strong.

Looking ahead to 2020, we believe we are well positioned to deliver solid results, with expected adjusted earnings per share growth in our long-term targeted growth range of 8% to 12%, despite pressure from a higher effective tax rate in 2020. Looking forward, we believe that our operating platform and healthy financial condition will allow us to continue to grow revenue, leverage our scale, and deploy capital wisely to enhance shareholder value.”
OUTLOOK FOR 2020
Our outlook for diluted earnings per share from continuing operations excluding special items is anticipated to be in line with our expected long-term growth framework of 8%-12%. Included in our outlook for diluted earnings per share excluding special items below, is an expected increase in our adjusted effective tax rate from 22.3% in 2019 to approximately 24.0% in 2020. This expected increase in our adjusted effective tax rate equates to a negative impact of approximately five cents per share year over year. Additionally, our outlook for net cash provided by operating activities excluding special items reflects an anticipated $55 million net increase in cash taxes paid compared to 2019.

(In millions, except per share amounts)	2020 Outlook
Diluted earnings per share excluding special items (1)	$1.96 - $2.16

Net cash provided by operating activities excluding special items and cash taxes (1)	$710		$760
Cash taxes expected in 2020	$(120)		$(120)
Net cash provided by operating activities excluding special items (1)	$590	-	$640
Capital improvements at existing locations and cemetery development expenditures	Approximately $230

(1)
Diluted earnings per share excluding special items, net cash provided by operating activities excluding special items and, net cash provided by operating activities excluding special items and taxes, are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2020 excludes the following because this information is not currently available for 2020: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.

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REVIEW OF FINANCIAL RESULTS FOR THE FOURTH QUARTER OF 2019
Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Funeral:
Atneed revenue	$256.3	$245.1	$996.6	$998.5
Matured preneed revenue	155.8	150.9	605.2	600.9
Core revenue	412.1	396.0	1,601.8	1,599.4
Non-funeral home revenue	13.5	12.4	52.2	49.7
Recognized preneed revenue	34.9	26.6	139.5	125.1
Other revenue	31.5	29.0	130.4	123.8
Total revenue	$492.0	$464.0	$1,923.9	$1,898.0

Gross profit	$102.3	$90.6	$372.6	$369.6
Gross profit percentage	20.8%	19.5%	19.4%	19.5%

Funeral services performed	81,294	79,309	319,616	315,700
Average revenue per service	$5,235	$5,149	$5,175	$5,224

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cemetery:
Atneed property revenue	$23.5	$23.6	$93.9	$90.4
Atneed merchandise and service revenue	59.1	58.6	232.4	232.7
Total atneed revenue	82.6	82.2	326.3	323.1
Recognized preneed property revenue	171.9	169.6	581.7	573.0
Recognized preneed merchandise and service revenue	74.8	77.8	287.6	288.3
Total recognized preneed revenue	246.7	247.4	869.3	861.3
Core revenue	329.3	329.6	1,195.6	1,184.4
Other cemetery revenue	29.5	27.2	111.3	107.8
Total revenue	$358.8	$356.8	$1,306.9	$1,292.2

Gross profit	$115.6	$119.7	$387.9	$390.7
Gross profit percentage	32.2%	33.5%	29.7%	30.2%
Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended December 31, 2019 and 2018. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2018 and ending December 31, 2019.

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(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2019	2018	Var	%
Comparable revenue:
Atneed revenue(1)	$248.0	$239.2	$8.8	3.7%
Matured preneed revenue(2)	152.1	148.1	4.0	2.7%
Core revenue(3)	400.1	387.3	12.8	3.3%
Non-funeral home revenue(4)	13.2	12.2	1.0	8.2%
Recognized preneed revenue(5)	34.1	26.3	7.8	29.7%
Other revenue(6)	30.9	29.2	1.7	5.8%
Total comparable revenue	$478.3	$455.0	$23.3	5.1%

Comparable gross profit	$100.8	$91.6	$9.2	10.0%
Comparable gross profit percentage	21.1%	20.1%	1.0%

Comparable services performed:
Atneed	42,831	42,261	570	1.3%
Matured preneed	24,704	24,409	295	1.2%
Total core	67,535	66,670	865	1.3%
Non-funeral home	10,619	9,982	637	6.4%
Total comparable funeral services performed	78,154	76,652	1,502	2.0%
Core cremation rate	50.7%	49.4%	1.3%
Total comparable cremation rate	57.3%	55.9%	1.4%

Comparable sales average revenue per service:
Atneed	$5,790	$5,660	$130	2.3%
Matured preneed	6,157	6,067	90	1.5%
Total core	5,924	5,809	115	2.0%
Non-funeral home	1,243	1,222	21	1.7%
Total comparable average revenue per service	$5,288	$5,212	$76	1.5%

Comparable preneed sales production:
Total preneed sales	$222.0	$198.0	$24.0	12.1%
Core contracts sold	30,054	27,350	2,704	9.9%
Non-funeral home contracts sold	15,879	14,004	1,875	13.4%
Core average revenue per contract sold	$5,919	$5,896	$23	0.4%
Non-funeral home average revenue per contract sold	$2,777	$2,627	$150	5.7%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.

(2)
Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes which have been delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.

(4)	Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.

(5)	Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.

(6)
Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

•
Total comparable funeral revenue increased by $23.3 million in the fourth quarter of 2019 compared to the same period of 2018. This increase was primarily driven by higher core revenue of $12.8 million and higher recognized preneed revenue of $7.8 million.

•
The $12.8 million, or 3.3%, increase in core revenue was primarily the result of a 1.3% increase in core funeral services performed and a 2.0% increase in core average revenue per service. Our organic sales average grew an impressive 2.7% but was somewhat offset by a 130 basis point increase in the core cremation rate.

•
Recognized preneed revenue grew by $7.8 million, or 29.7%, compared to the prior year as a result of higher non-funeral home sales production primarily from a 13.4% increase in contracts sold coupled with a 5.7% increase in the average revenue per contract sold. The prior year was impacted by a temporary disruption from the restructuring of certain sales associates in our non-funeral home channel.

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•
Comparable funeral gross profit increased $9.2 million to $100.8 million. The gross profit percentage increased 100 basis points to 21.1%, which is due to the revenue increases described above somewhat offset by $6.9 million increase in selling compensation primarily from a 12.1% increase in preneed funeral sales production.

•
Comparable preneed funeral sales production increased $24.0 million, or 12.1%, in the fourth quarter of 2019 compared to 2018. We experienced a 19.9% increase in preneed production through our non-funeral home channel and a 10.3% increase through our core funeral locations. For the full year 2019, comparable preneed funeral production grew $40.9 million, or 4.6%.

Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended December 31, 2019 and 2018. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2018 and ending December 31, 2019.

(Dollars in millions)	Three Months Ended December 31,
	2019	2018	Var	%
Comparable revenue:
Atneed property revenue	$23.2	$23.2	$—	—%
Atneed merchandise and service revenue	57.7	57.4	0.3	0.5%
Total atneed revenue(1)	80.9	80.6	0.3	0.4%
Recognized preneed property revenue	170.6	168.4	2.2	1.3%
Recognized preneed merchandise and service revenue	73.4	76.2	(2.8)	(3.7)%
Total recognized preneed revenue(2)	244.0	244.6	(0.6)	(0.2)%
Core revenue(3)	324.9	325.2	(0.3)	(0.1)%
Other revenue(4)	27.8	25.6	2.2	8.6%
Total comparable revenue	$352.7	$350.8	$1.9	0.5%

Comparable gross profit	$114.6	$118.1	$(3.5)	(3.0)%
Comparable gross profit percentage	32.5%	33.7%	(1.2)%

Comparable preneed and atneed sales production:
Property	$187.4	$178.3	$9.1	5.1%
Merchandise and services	138.7	135.0	3.7	2.7%
Discounts and other	(1.4)	(2.0)	0.6	30.0%
Preneed and atneed sales production	$324.7	$311.3	$13.4	4.3%

Recognition rate(5)	100.1%	104.5%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.

(2)
Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.

(4)	Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

•
Comparable cemetery revenue increased $1.9 million, or 0.5%, in the fourth quarter of 2019 compared to the fourth quarter of 2018. The increase was primarily led by a $2.2 million, or 1.3%, increase in recognized preneed property revenue. These increases were somewhat offset by a decline in recognized preneed merchandise and service revenue.

•
Comparable preneed cemetery sales production grew $12.2 million, or 5.2%. This was primarily due to a 5.9% increase in preneed property sales production. The higher sales production of $12.2 million had a lower revenue recognition rate due to the mix of developed and undeveloped property sold in the fourth quarter of 2019 compared to the same period in 2018. These unrecognized sales should benefit us in future quarters.

•
Comparable cemetery gross profit decreased $3.5 million to $114.6 million and the gross profit percentage decreased 120 basis points to 32.5%. The decrease resulted from somewhat flat cemetery revenue during the quarter as a result of the lower recognition rate mentioned above, coupled with expected inflationary cost increases during the fourth quarter.

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Other Financial Results

•
Corporate general and administrative expenses decreased $13.1 million to $25.0 million in the fourth quarter of 2019 primarily related to lower expenses in current year quarter related to our long-term and short-term incentive compensation plans. Additionally, we received $3.3 million in insurance proceeds in the fourth quarter of 2019 for damages caused by various hurricanes.

•	Interest expense decreased $2.6 million to $44.5 million in the fourth quarter of 2019 primarily related to refinancing transactions that occurred during 2019 lowering our effective interest rates.

•
The GAAP effective income tax rate for the fourth quarter of 2019 was an expense of 24.6% compared to a benefit of 53.3% in the prior year quarter. The benefit of 53.3% in the fourth quarter of 2018 was primarily related to a reduction in uncertain tax positions. Our adjusted effective income tax rate was 24.3% in the fourth quarter of 2019 compared to 20.5% in the prior year quarter primarily due to higher state taxes incurred and lower excess tax benefits from less exercises of stock options in the fourth quarter of 2019.

Cash Flow and Capital Spending
Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$156.6	$163.5	$628.8	$615.8
Legal settlement payments	—	—	6.4	—
IRS tax settlement refund received	—	—	—	(5.6)
Net cash provided by operating activities excluding special items	$156.6	$163.5	$635.2	$610.2
Cash taxes included in net cash provided by operating activities
excluding special items	$11.1	$3.8	$65.8	$59.8
Net cash provided by operating activities decreased $6.9 million to $156.6 million in the fourth quarter compared to $163.5 million in the prior year. Increased gross profit of $7.6 million was offset by higher cash interest payments of $10.9 million and higher cash tax payments of $7.3 million. The $10.9 million increase in cash interest is due to the timing of refinancing transactions that occurred in 2019.
A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Capital improvements at existing operating locations	$34.7	$37.0	$126.5	$124.8
Development of cemetery property	19.5	21.9	77.9	78.7
Capital improvements at existing operating locations and cemetery development expenditures	54.2	58.9	204.4	203.5
Growth capital expenditures/construction of new funeral service locations	8.6	10.7	35.6	32.0
Total capital expenditures	$62.8	$69.6	$240.0	$235.5
Total capital expenditures decreased in the current quarter by $6.8 million, primarily due to the timing of various projects throughout the year.

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TRUST FUND RETURNS
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2019 is set forth below:

	Three Months	Twelve Months
Preneed funeral	6.0%	20.0%
Preneed cemetery	6.2%	20.5%
Cemetery perpetual care	4.4%	17.0%
Combined trust funds	5.6%	19.2%

NON-GAAP FINANCIAL MEASURES

Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended December 31,
	2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$147.2	$0.79	$193.0	$1.04
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(48.1)	(0.26)	(0.6)	—
Tax reconciling items:
Tax effect from special items	13.1	0.07	0.2	—
Change in uncertain tax reserves and other (1)	(0.9)	—	(93.0)	(0.50)
Earnings excluding special items and diluted earnings per share excluding special items	$111.3	$0.60	$99.6	$0.54

Diluted weighted average shares outstanding (in thousands)		185,193		185,676

(In millions, except diluted EPS)	Twelve Months Ended December 31,
	2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$369.6	$1.99	$447.2	$2.39
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(32.9)	(0.18)	(15.9)	(0.09)
Losses on early extinguishment of debt, net	16.6	0.09	10.1	0.05
Legal settlements	6.4	0.03	—	—
Tax reconciling items:
Tax effect from special items	4.1	0.02	1.6	0.01
Change in uncertain tax reserves and other (1)	(10.9)	(0.05)	(107.8)	(0.57)
Earnings excluding special items and diluted earnings per share excluding special items	$352.9	$1.90	$335.2	$1.79

Diluted weighted average shares outstanding (in thousands)		185,523		186,972

(1)
2019 is impacted by the reduction in tax liability as a result of the expiration of statute of limitations. 2018 is impacted by the remeasurement of deferred taxes resulting from a change in estimate related to the finalization of the 2017 return.

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CONFERENCE CALL AND WEBCAST

We will host a conference call on Tuesday, February 18, 2020, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The US conference call dial-in number is (888) 317-6003 and the international conference call dial-in number is (412) 317-6061 with the passcode of 7879181. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 25, 2020 and can be accessed at (877) 344-7529 (US), (412) 317-0088 (International), or (855) 669-9658 (Canada) with the passcode of 10139157. Additionally, a replay of the conference call will be available on our website for approximately one week.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•	Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.

•	We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

•	Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

•	Our credit agreements contain covenants that may prevent us from engaging in certain transactions.

•	If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.

•	Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.

•	The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.

•	Unfavorable results of litigation could have a material adverse impact on our financial statements.

•	Unfavorable publicity could affect our reputation and business.

•
We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.

•
Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.

•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

•
Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.

•	Our Canadian business exposes us to operational, economic, and currency risks.

•
Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.

•	A failure of a key information technology system or process could disrupt and adversely affect our business.

•	Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

•	The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.

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•	The funeral and cemetery industry is competitive.

•	If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.

•	If we are not able to respond effectively to changing consumer preferences, our market share, operating results, financial condition, or cash flow could decrease.

•	The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.

•	Our funeral and cemetery businesses are high fixed-cost businesses.

•	Regulation and compliance could have a material adverse impact on our financial results.

•	Cemetery burial practice claims could have a material adverse impact on our financial results.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2019 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2019, we owned and operated 1,471 funeral homes and 482 cemeteries (of which 290 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-5235

9 Service Corporation International

Service Corporation International
Consolidated Statement of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per share amounts)
Revenue	$850,760	$820,814	$3,230,785	$3,190,174
Cost of revenue	(632,892)	(610,551)	(2,470,205)	(2,429,852)
Gross profit	217,868	210,263	760,580	760,322
Corporate general and administrative expenses	(25,022)	(38,169)	(126,886)	(145,596)
Gains on divestitures and impairment charges, net	48,099	616	32,919	15,933
Operating income	240,945	172,710	666,613	630,659
Interest expense	(44,458)	(47,042)	(185,843)	(181,556)
Losses on early extinguishment of debt, net	—	—	(16,637)	(10,131)
Other (expense) income, net	(1,315)	344	299	2,760
Income before income taxes	195,172	126,012	464,432	441,732
(Provision for) benefit from income taxes	(47,999)	67,224	(94,661)	5,826
Net income	147,173	193,236	369,771	447,558
Net income attributable to noncontrolling interests	(21)	(190)	(175)	(350)
Net income attributable to common stockholders	$147,152	$193,046	$369,596	$447,208
Basic earnings per share:
Net income attributable to common stockholders	$0.81	$1.07	$2.03	$2.45
Basic weighted average number of shares	182,329	181,223	182,246	182,447
Diluted earnings per share
Net income attributable to common stockholders	$0.79	$1.04	$1.99	$2.39
Diluted weighted average number of shares	185,193	185,676	$185,523	186,972

10 Service Corporation International

Service Corporation International
Consolidated Balance Sheet

	December 31,
	2019	2018
	(In thousands, except share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$186,276	$198,850
Receivables, net	81,671	73,825
Inventories	25,118	24,950
Other	80,488	33,607
Total current assets	373,553	331,232
Preneed receivables, net and trust investments	4,789,562	4,271,392
Cemetery property	1,873,602	1,837,464
Property and equipment, net	2,065,433	1,977,364
Goodwill	1,864,223	1,863,842
Deferred charges and other assets	1,029,908	934,151
Cemetery perpetual care trust investments	1,681,149	1,477,798
Total assets	$13,677,430	$12,693,243

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$478,545	$479,768
Current maturities of long-term debt	69,821	69,896
Income taxes payable	8,353	5,936
Total current liabilities	556,719	555,600
Long-term debt	3,513,530	3,532,182
Deferred revenue, net	1,467,103	1,418,814
Deferred tax liability	421,482	404,627
Other liabilities	378,074	297,302
Deferred receipts held in trust	3,839,376	3,371,738
Care trusts’ corpus	1,677,891	1,471,165
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 185,100,789 and 184,720,582 shares issued, respectively, and 181,184,963 and 181,470,582 shares outstanding, respectively	181,185	181,471
Capital in excess of par value	1,010,361	972,710
Retained earnings	601,903	474,327
Accumulated other comprehensive income	29,864	13,395
Total common stockholders’ equity	1,823,313	1,641,903
Noncontrolling interests	(58)	(88)
Total equity	1,823,255	1,641,815
Total liabilities and equity	$13,677,430	$12,693,243

11 Service Corporation International

Service Corporation International
Consolidated Statement of Cash Flows

	Years Ended December 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$369,771	$447,558
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	16,637	10,131
Depreciation and amortization	151,000	153,650
Amortization of intangibles	25,649	26,195
Amortization of cemetery property	70,330	68,640
Amortization of loan costs	5,681	6,059
Provision for doubtful accounts	9,146	8,372
Provision for (benefit from) deferred income taxes	23,030	(41,479)
Gains on divestitures and impairment charges, net	(32,919)	(15,933)
Gain on sale of investments	—	(2,636)
Share-based compensation	15,029	15,626
Change in assets and liabilities, net of effects from acquisitions and dispositions:
(Increase) decrease in receivables	(12,711)	8,052
Increase in other assets	(23,018)	(4,814)
Increase (decrease) in payables and other liabilities	1,788	(16,699)
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(16,144)	(55,607)
Increase in deferred revenue, net	67,792	28,005
Decrease in deferred receipts held in trust	(42,306)	(19,290)
Net cash provided by operating activities	628,755	615,830
Cash flows from investing activities:
Capital expenditures	(239,957)	(235,545)
Business acquisitions, net of cash acquired	(55,644)	(176,252)
Real estate acquisitions	(51,373)	(18,572)
Proceeds from divestitures and sales of property and equipment	77,074	37,309
Proceeds from sale of investments	—	2,900
Payments for Company-owned life insurance policies	(9,026)	(14,760)
Proceeds from Company-owned life insurance policies	—	4,824
Purchase of land and other	415	(14,525)
Net cash used in investing activities	(278,511)	(414,621)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,149,263	396,349
Debt issuance costs	(15,539)	—
Scheduled payments of debt	(25,471)	(34,134)
Early payments of debt	(1,164,978)	(259,590)
Principal payments on finance leases	(42,627)	(39,686)
Proceeds from exercise of stock options	40,922	24,517
Purchase of Company common stock	(129,589)	(277,611)
Payments of dividends	(131,402)	(123,849)
Bank overdrafts and other	328	(15,177)
Net cash used in financing activities	(319,093)	(329,181)
Effect of foreign currency	3,885	(5,045)
Net increase (decrease) in cash, cash equivalents, and restricted cash	35,036	(133,017)
Cash, cash equivalents, and restricted cash at beginning of period	207,584	340,601
Cash, cash equivalents, and restricted cash at end of period	$242,620	$207,584

12 Service Corporation International